UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 29, 2021

Alpine 4 Holdings, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E Arizona Biltmore Circle, Suite 237

Phoenix, AZ

85016

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01Entry into a Material Definitive Agreement.

Item 2.01Completion of Acquisition or Disposition of Assets.

Item 3.02 Unregistered Sales of Equity Securities.

Item 8.01 Other Information.

Merger Between ALPP Acquisition Corporation 3, Inc., and ElecJet Corp.

On Monday, November 29, 2021, Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), and a newly formed and wholly owned subsidiary of the Company named ALPP Acquisition Corporation 3, Inc. a Delaware corporation (“Merger Sub”), entered into a merger agreement (the “Agreement”) with ElecJet Corp., a Delaware corporation (“ElecJet”) and the three shareholders of ElecJet, Samuel Gong (“Gong”), Wade Lin (“Lin”), and John Doricko (“Doricko,” and collectively with Gong and Lin, the “Securityholders”).  Pursuant to the Agreement, Merger Sub merged with and into ElecJet (the “Merger”).

On November 22, 2021, the Company created Merger Sub and became its sole shareholder. Merger Sub was created solely for the purpose of the Merger.

Merger Agreement

Pursuant to the Agreement, the Merger of Merger Sub with and into ElecJet was structured as a reverse triangular merger and was intended to qualify as a tax-free reorganization.  Under the Agreement, ElecJet would be the surviving entity (the “Surviving Corporation”).

The Board of Directors of the Company and of Merger Sub determined that the Merger would be in the best interests of the Company and Merger Sub and their respective shareholders.

The Board of Directors of ElecJet determined it to be in the best interests of ElecJet and its shareholders to enter into the Agreement and recommended the Merger to the ElecJet shareholders.

To close the Merger, ElecJet was required to seek and receive approval from its shareholders. Pursuant to the Agreement, one of the closing conditions was that ElecJet was required to receive approval from the holders of at least 80% of the ElecJet Shares.  The three Securityholders together held 100% of the outstanding ElecJet shares, and approval was received.

Pursuant to the Agreement, the Merger will become effective when all of the closing conditions set forth in the Agreement have been met or waived by the applicable party and the Certificate of Merger has been filed with the Delaware Secretary of State (the “Effective Time”). The specific effects of the Merger include but are not limited to the following:

-All property, rights, privileges, immunities, powers, franchises, licenses and authority of ElecJet and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of ElecJet and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

-The Certificate of Incorporation of ElecJet will be the Certificate of Incorporation of the Surviving Corporation, and the Bylaws of ElecJet will be the Bylaws of the Surviving Corporation.

-At the Closing, the officers and directors of ElecJet immediately prior to the Effective Time will resign, and the officers and directors of the Merger Sub immediately prior to the Closing will be appointed as officers and directors of Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. Notwithstanding the foregoing, the parties agreed that Mr. Gong would be appointed Chief Executive Officer of the Surviving Corporation pursuant to the terms of his employment agreement (discussed below).

Additionally, as of the Effective Time, as a result of the Merger, the outstanding securities of ElecJet will be converted as follows:

-Shares of ElecJet’s common stock that were outstanding immediately prior to the Effective Time will be converted into the right to receive (i) shares of the Company’s Class A Common Stock equal to $5,500,000 worth of shares, calculated using $3.05 as the per-share price; and (ii) an aggregate of $6,500,000 in cash to the three Securityholders.  The shares of the Company’s Class A Common Stock and the cash compensation are collectively referred to as the “Merger consideration.”

-At the Effective Time, all shares of ElecJet common stock were canceled and retired and ceased to exist and would represent only the right to receive the Merger Consideration outlined above.

Additionally, the Company and the Surviving Corporation entered into employment agreements with each of Messrs. Gong and Lin as well as a Royalty Agreement, all as discussed in more detail below.

The foregoing summary of the Merger Agreement and the transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Employment Agreements

In connection with the Merger Agreement, the Company and the Surviving Corporation entered into employment agreements with Mr. Gong and Mr. Lin.

Gong Agreement

The Surviving Corporation engaged Mr. Gong to serve as President of the Surviving Corporation.  Mr. Gong’s duties include but are not limited to:

Planning

-In conjunction with the CEO and COO of Alpine 4 employee take a lead position in formulating the Company’s future direction and provide recommendations to strategically enhance the company’s performance and business opportunities.

-Provide strategic input and leadership for the growth and profitability of the company.

-Provide direct supervision of the company for Fixed Operations, Production, and Sales. Work in conjunction with the Leadership Team to meet the goals of the Company monthly forecast and plans.

-Provide input and effort on Strategic planning and execution to enhance profitability, productivity and efficiency throughout the Company’s operations.

-Ensure that all the knowledge transfer of; design specifications, patent input, operational systems, battery designs, production techniques, customer base, 3rd party software and internally written code is transferred and properly understood.

-Further development of battery-related technologies, battery manufacturing, and battery-related products.

Operations

-Promote the Company’s DSF Business Model and Culture throughout the Company.

-Provide oversight and direction for all other Company executives.

-Develop and maintain good working relationships with our primary manufactures, suppliers and industry representatives.

Reporting

-In conjunction with the CEO, conduct weekly (or more frequently) management meetings to develop better communication while encouraging greater awareness and accountability within the group.

-Communicate the results of monthly and year to date numbers with ALPP management.

Risk Management

-Identify, understand and mitigate any key elements of the company’s risk profile.

-Document and monitor all open legal issues involving the company, and any legal/compliance issues affecting our industry.

-Work in conjunction with the ALPP Management, HR and other departments on;  vendor, customer, and governmental compliance training for all Subsidiaries.

Leadership Development

-Inspire trust by being a credible leader that follows our Core Values.

-Create vision by clearly defining where your team is going and how they are going to get there.

-Coach and mentor by investing in each person on your team to improve performance, solve problems and grow their careers.

Mr. Gong will receive an annual salary of $200,000, with a base annual rate increase of no less than three percent during subsequent years of the term of the agreement.  Mr. Gong can also receive up to 590,194 shares of the Company’s Class A Common Stock upon the completion of certain time and performance milestones set forth in the Gong Agreement.

Lin Agreement

The Surviving Corporation engaged Mr. Lin to serve as Vice-President of Product Development of the Surviving Corporation.  Mr. Lin’s duties include but are not limited to:

Operations

-Lead and manage RND of new and upcoming products

-Assisting the CEO/President in the assembly of required team members and assets for battery factory production

-Lead and manage RND team to record industrial know-how into the form provisional and utility patents

-Lead and manage RND team to develop near future and far future battery technologies

-Ensure that all the knowledge transfer of; design specifications, patent input, operational systems, battery designs, production techniques, customer base, 3rd party software and internally written code is transferred and properly understood.

-Assist CEO/President in maintaining relationships with suppliers and manufacturers in China.

-Assist CEO/President in always finding cheaper, more reliable and effective solutions to drive cost down for products.

Risk Management

-Identify, understand and mitigate any key elements of the company’s risk profile.

-Document and monitor all open legal issues involving the company, and any legal/compliance issues affecting our industry.

-Work in conjunction with the ALPP Management, HR and other departments on; vendor, customer, and governmental compliance training for all Subsidiaries.

Leadership Development

-Build, manage and lead all Chinese team members and assets

-Inspire trust by being a credible leader that follows our Core Values.

-Create vision by clearly defining where your team is going and how they are going to get there.

-Coach and mentor by investing in each person on your team to improve performance, solve problems and grow their careers.

Mr. Lin will receive an annual salary of $175,000, with a base annual rate increase of no less than three percent during subsequent years of the term of the agreement.  Mr. Lin can also receive up to 393,442 shares of the Company’s Class A Common Stock upon the completion of certain time and performance milestones set forth in the Lin Agreement.

The foregoing summaries of the Gong Agreement and the Lin Agreement and the transactions contemplated by those agreements do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Gong Agreement and the Lin Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Royalty Agreement

In connection with the Merger Agreement, the Surviving Corporation entered into a Royalty Agreement with Messrs. Gong and Lin.  Pursuant to the Royalty Agreement, the parties acknowledged that the Surviving Corporation desires to build a factor (the “Factory”) to manufacture batteries in the United States, and the parties wanted to enter into an agreement to provide for the payment of royalties by Company for net sales of batteries produced by the Factory.

Under the Royalty Agreement, the Surviving Corporation agreed that beginning on the date at which the Factory begins for the first time to invoice customers for batteries produced by the Factory (the “Starting Date”), and thereafter upon the end of each Calendar Quarter until the Royalty Agreement is terminated according to its terms, the Surviving Corporation will pay a royalty of one and one-half percent (1.5%) (the “Royalty Payments”) of the invoice amount billed to customers of the Factory for batteries produced by the Factory, less any bona fide returns.  The Royalty Payments shall continue to be paid by Company for a period of ten (10) years from the Starting Date, or until the total of the Royalty Payments equal fifty Million Dollars ($50,000,000), whichever occurs first.

The foregoing summary of the Royalty Agreement and the transactions contemplated by the Royalty Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Consultant Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Press Release

On November 29, 2021, the Company announced the Merger Agreement and the transactions disclosed above in a press release.  The press release is included as Exhibit 99 to this Current Report.

Item 9.01 Financial Statement and Exhibits.

(d)Exhibits.

Exhibit Number	Description

2.1	Merger Agreement dated November 29, 2021
10.1	Gong Agreement
10.2	Lin Agreement
10.3	Royalty Agreement
99	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson

Kent B. Wilson

Chief Executive Officer, President

(Principal Executive Officer)

Date: December 2, 2021